FIRST FINANCIAL FUND, INC.
ARTICLES OF AMENDMENT AND RESTATEMENT
FIRST:		First Financial Fund, Inc., a Maryland corporation (the
"Corporation"), desires to amend and restate its charter as currently in
effect and as hereinafter amended.SECOND:	The following provisions are
all the provisions of the charter (the "Charter") currently in effect and as hereinafter amended:
ARTICLE I
NAME
The name of the corporation (the "Corporation") is:
First Financial Fund, Inc.
ARTICLE II
PURPOSE
		Section 2.1	(a)	The purposes for which the Corporation is
formed are to act as a closed-end, diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (the 1940 Act), and to
exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force, including:
		(1)	To hold, invest and reinvest the funds of the
Corporation, and to purchase, subscribe for or otherwise acquire, to hold for investment or otherwise, and in connection therewith to hold part or all of its funds in cash, to trade and deal in, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities, (which term securities shall, for the purpose of this charter (the Charter), include stocks, shares,bonds, debentures, bills, time notes and deposits, mortgages, any other obligations or evidence of indebtedness and futures contracts;
and any certificates, receipts, warrants, options or other instruments representing rights or obligations to receive, purchase,
subscribe for or sell the same, or evidencing or representing any other rights or interest, including all rights of equitable ownership therein or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kind of repurchase and reverse repurchase agreements) of any corporation, association, trust, firm or other organization however and wherever established or organized, as well as securities issued by any government of any state, municipality or other political subdivision or any other governmental or quasi-governmental agency or instrumentality thereof.
		(2)	To enjoy all rights, powers and privileges of ownership or
interest in all securities held by the Corporation including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities.
		(3)	To issue and sell shares of its own stock, including shares
in fractional denominations, and securities convertible or exchangeable, with or without the payment of additional consideration, into such stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including securities) now or hereafter permitted by the laws of the State of Maryland and by the Charter, as its Board of Directors may, and which is hereby authorized to, determine.
		(4)	To purchase, repurchase, or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel shares of its stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by the Charter.
		(5)	To conduct and carry on its business, or any part thereof,
to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland and in any other states, territories, districts, and dependencies of the United States, and in any foreign countries.
		(6)	To aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the
Corporation has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust association or firm.
		(7)	In general, to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.
			(b)	The foregoing clauses (a) (1) (a) (7) inclusive
shall be construed both as objects and powers and the enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation.
		Section 2.2	Incident to meeting the purposes specified in Section
2.1, the Corporation also shall have the power:
		(1)	To acquire (by purchase, lease or otherwise) and to hold, use, maintain,develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.
		(2)	To borrow money and, in this connection, issue notes or other evidence of indebtedness.
		(3)	Subject to any applicable provisions of law, to buy, hold,
sell, and otherwise deal in and with foreign exchange, including the purchase and sale of future contracts.
ARTICLE III
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore,
Maryland 21202.  The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated whose post office address is
300 East Lombard Street, Baltimore, Maryland 21202.  The resident agent is a
Maryland corporation.
ARTICLE IV
AUTHORIZED STOCK AND PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

		Section 4.1	The number of the Directors shall be five.  The names of
the directors who shall serve until the next annual meeting of stockholders and until their successors
are duly elected and qualify are:
		Dean Jacobson
		Richard I. Barr
		Joel W. Looney
		Stephen C. Miller
		Susan L. Ciciora
		Section 4.2	The Directors  shall be elected at each annual meeting
of the stockholders commencing in 2004, except as necessary to fill any vacancies, and each Director elected shall hold office until his or her successor is duly elected and qualifies, or until his or her earlier resignation, death, or removal.
		Section 4.3	A plurality of all the votes cast at a meeting at which
a quorum is present shall be sufficient to elect a director.
		Section 4.4	The Secretary of the Corporation shall call a special
meeting of the stockholders on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.
Section 4.5	The Bylaws of the Corporation, whether adopted by the Board of
Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by either (a) the affirmative vote of a majority of all the votes entitled to be cast on the matter; or (b)
the Board of Directors; provided, however, that the Board of Directors may not (i) amend or repeal a Bylaw that allocates solely to stockholders the power to amend or repeal such Bylaw, or (ii) amend or repeal Bylaws or make new Bylaws that conflict with or otherwise alter in any material respect the effect of Bylaws previously adopted by the stockholders.
Section 4.6	(a)	All corporate powers and authority of the Corporation
(except as at the time otherwise provided by statute, by the Charter or by the
Bylaws) shall be vested in and exercised by the Board of Directors.
			(b)	The Board of Directors shall have power from time to
time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the
Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the Bylaws.
			(c)	The Board of Directors shall have the power to
determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.  It may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the investment adviser, administrator, custodian or depositary of the
Corporation's assets, or to another agent of the Corporation appointed for such purpose.
			(d)	The Board of Directors shall have the power to
distribute dividends from funds legally available therefor in such amounts, if any, and in such manner and to the stockholders of record as of such date, as the Board of Directors may determine.
Section 4.7	Neither the stockholders personally nor their property shall be liable to any extent for the payment of the corporate debts.
ARTICLE V
STOCK
		The total number of shares of stock that the Corporation shall have the authority to issue is 50,000,000 shares of Common Stock, par value
$.001 per share (the "Common Stock"), having an aggregate par value of
$50,000.  Stockholders shall not have preemptive rights to acquire any shares of the Corporation's stock; and any or all of such shares of the
Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.  All shares of authorized Common Stock, when issued for such consideration or minimum consideration as the Board of Directors may determine, which consideration or minimum consideration may also be determined in accordance with a formula or
other method prescribed by the Board of Directors, shall be fully paid and nonassessable.  Voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of Common Stock.
ARTICLE VI
EXTRAORDINARY ACTIONS
Section 6.1	Notwithstanding any provision of the Maryland General
Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.
Section 6.2	(1)  In this Section, "Business Combination" means:
			(i)  a merger or consolidation of the Corporation with or into any person other than an investment company in a family of investment companies having the same investment adviser or administrator as the Corporation;
			(ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any other person of any assets of the Corporation except (x) for the payment of dividends or other distributions, (y) for portfolio transactions of the
Corporation effected in the ordinary course of the Corporation's business, including permitted borrowings, or (z) in connection with a reorganization of the Corporation with another investment company in a family of investment companies having the same investment adviser or administrator as the Corporation; or
			(iii) the issuance or transfer by the Corporation (in one
transaction or a series of transactions) of any shares of the Corporation to any other person in exchange for cash, securities or other property of the
Corporation (or a combination thereof), but excluding (v) sales of any shares of the Corporation in connection with a public offering thereof or for shares of preferred stock or debt securities of the
Corporation in connection with a private placement thereof, (w) issuance of any securities of the Corporation upon the exercise of any stock subscription right issued by the Corporation, (x) with respect to the
Corporation's dividend reinvestment and/or cash purchase plan,
(y) in connection with a dividend or distribution made pro rata to all holders of stock of the same class, or (z) a transaction within the scope permitted under (1)(i) or (ii) above.
		(2) 	In addition to the approval by the Board of Directors required by applicable law, the Charter or the Bylaws of the Corporation, the
affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter shall be required to approve:
			(i)   a Business Combination;
			(ii)  a voluntary liquidation or dissolution of the
Corporation;
			(iii) a stockholder proposal as to specific investment
decisions made or to be made with respect to the Corporation's assets;
			(iv)  an amendment to the Charter to convert the Corporation from a closed-end investment company to an open-end investment company or unit investment trust (as such terms are defined by the 1940 Act), whether by merger or otherwise;
			(v)   a self tender for, or acquisition by the Corporation of,
more than 25% of the Corporation's outstanding shares of stock, in the aggregate, during any twelve-month period.
		(3) 	This Section may not be amended, altered or repealed without the affirmative vote of the holders of shares entitled to cast at least two-
thirds of all the votes entitled to be cast on the matter.
Section 6.3	The Corporation is prohibited from electing to be subject to any provision of Title 3, Subtitle 8 of the MGCL, as amended from time to time, or any successor to
such provisions.

ARTICLE VII
LIMITATIONS ON LIABILITY; INDEMNIFICATION
	Section 7.1	To the maximum extent permitted by applicable law (including
Maryland law and the 1940 Act) as currently in effect or as may hereafter be amended:
		(1)	No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages; and
		(2)	The Corporation shall indemnify and advance expenses as
provided in the Bylaws to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the
Corporation in similar capacities for other entities.
	Section 7.2	No amendment, alteration or repeal of this Article VII, or the adoption, alteration or amendment of any other provision of the Charter or
Bylaws inconsistent with this Article VII, shall adversely affect any limitation on liability or indemnification of any person under this
Article VII with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.
ARTICLE VIII
AMENDMENTS
		Section 8.1	Except as set forth in Section 8.2, any of the
provisions of the Charter may be amended, altered or repealed upon the affirmative vote of the holders of a majority of the outstanding shares of
Common Stock.
	Section 8.2	Any amendment, alteration or repeal of Section 6.2, Article
VII or this Article VIII requires the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock.
THIRD:  The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
FOURTH:  The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the
Charter.
FIFTH:  The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing amendment and restatement of the
Charter.
SIXTH:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amendment and restatement of the Charter.
 SEVENTH:  The undersigned President acknowledges these Articles of
Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned
President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this _18th_day of August, 2004.
ATTEST:						FIRST FINANCIAL FUND, INC.



_/s/ Thomas Calabria________			By: /s/ Stephen C. Miller__(SEAL)
Thomas Calabria					       Stephen C. Miller
Assistant Secretary					       President



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